Exhibit 10.17

C&J ENERGY SERVICES

2015 LONG TERM INCENTIVE PLAN

NONQUALIFIED SHARE OPTION AGREEMENT

(Replacement Award)

C&J Energy Services Ltd. (the “Company”), a Bermuda exempted company, hereby awards to you (the “Optionee”), as of the grant date set forth on your Bank of America Merrill Lynch online equity award account (the “Date of Grant”), an option (the “Option”) to purchase from the Company the number of Shares, at the Option Price per Share (as determined pursuant to Section 2.4(a) of the Merger Agreement and in accordance with Sections 409A and 424(a) of the Code), set forth on your Bank of America Merrill Lynch online equity award account for that date, pursuant to the C&J Energy Services 2015 Long Term Incentive Plan, as may be amended from time to time (the “Plan”). The Option is subject to the terms of this Nonqualified Share Option Agreement (the “Agreement”) and the Plan, and shall be subject to the execution and return of this Agreement by the Optionee through the electronic signature and/or web-based approval and notice process authorized by the Company. This Option is a nonqualified share option and is not intended by the parties hereto to be, and shall not be treated as, an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise. By executing this Agreement, the Optionee acknowledges that his or her agreement to the covenants set forth in Section 7 is a material inducement to the Company in granting this Option to the Optionee.

The terms and conditions of the Option granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

1. No Right to Continued Employee Status or Consultant Service

Nothing contained in this Agreement shall confer upon the Optionee the right to the continuation of his or her Employee status, or, in the case of a Consultant, to the continuation of his or her service arrangement, or in either case to interfere with the right of the Company or any of its Subsidiaries or other Affiliates to terminate the Optionee’s Business Relationship.

For purposes of this Agreement, “Business Relationship” shall mean service to the Company or any Subsidiary or other Affiliate (the “Company Entities”), or a corporation or parent or subsidiary of such corporation assuming or substituting a new Award for this Option, in the capacity of an Employee, Director or Consultant, as applicable. Without limiting the scope of the preceding sentence, it is expressly provided that the Optionee’s Business Relationship shall be considered to have Terminated at the time of the termination of the “Subsidiary” or “Affiliate” status under the Plan of the entity or other organization that employs the Optionee or to which the Optionee provides services as a Consultant. Any question as to whether and when there has been a Termination of the Optionee’s Business Relationship, and the cause of such Termination, shall be determined by the Committee and its determination shall be final. Notwithstanding the foregoing, the Optionee’s employment will not be deemed to have Terminated if the Optionee goes on military leave, medical leave or other bona fide leave of absence, if the leave was approved by one of the Company Entities in writing and if continued crediting of employment is required by applicable law, the Company’s policies or the terms of the Optionee’s leave; provided that the vesting dates set forth in the Vesting Schedule above may be adjusted in accordance with the Company’s policies or the terms of the Optionee’s leave.

2. Term of Option

As a general matter, the Option will expire on the expiration date set forth on your Bank of America Merrill Lynch online equity award account (the “Expiration Date”) and be deemed to have been forfeited by the Optionee on such date. As provided below, the Optionee’s right to exercise the Option may expire prior to the Expiration Date if the Optionee’s Business Relationship Terminates. This Agreement shall remain in effect until the Option has fully vested and been exercised or any unexercised portion thereof has been forfeited by the Optionee as provided in this Agreement. No portion of this Option shall be exercisable after the Expiration Date, or such earlier date as may be applicable, except as otherwise provided herein.

3. Vesting of Option

Except as otherwise provided in Section 6 of this Agreement, if the Optionee continuously maintains his or her Business Relationship from the Date of Grant, then the Option shall vest and become exercisable in the numbers and on the dates specified in the vesting schedule set forth on your Bank of America Merrill Lynch online equity award account. Except as otherwise provided in this Agreement or as otherwise determined by the Committee, if the Optionee’s Business Relationship Terminates for any reason prior to an applicable vesting date, the portion of the Option that has not previously vested as of such date shall terminate upon such Termination and be deemed to have been forfeited by the Optionee.

4. Exercise

Prior to the Expiration Date and at any time during the Optionee’s Business Relationship, the Optionee may exercise all or a portion of the Option, to the extent vested, by giving notice in the form, to the person, and using the administrative method and the exercise procedures established by the Committee from time to time (including any procedures utilizing an electronic signature and/or web-based approval and notice process), specifying the number of Shares to be acquired. The Optionee’s right to exercise the vested portion of the Option following the date that the Optionee’s Business Relationship Terminates will depend on the reason for such Termination, as described in Sections 5 and 6, below.

The Optionee must pay to the Company at the time of exercise the amount of the Option Price for the number of Shares covered by the notice to exercise (“Aggregate Option Price”). The Aggregate Option Price for any Shares purchased pursuant to the exercise of an Option shall be paid in any or any combination of the following forms: (x) cash or its equivalent (e.g., a check); or (y) if permitted by the Committee, the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee; or (z) in the form of other property as determined by the Committee. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the last business day preceding the date of exercise of such Option. In addition, (x) at the discretion of the Committee at the time of exercise, the Optionee may provide for the payment of the Aggregate Option Price through a purchase (subject to the requirements of Bermuda law) as a result of which the number of Shares issued upon exercise of an Option would be reduced by a number of Shares having a Fair Market Value equal to the Aggregate Option Price and (y) Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. If requested by the Committee, the Optionee shall deliver this Agreement to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

5. Termination of Service

If the Optionee incurs a Termination due to a bona fide voluntary resignation by the Optionee (as determined in the sole discretion of the Committee) which provides at least two (2) weeks advance written notice of resignation (or such longer period if required by any other written arrangement) (a “Qualifying Resignation”), the portion of this Option that has previously vested may be exercised after the Optionee’s date of termination by the Optionee no later than three (3) months from the date of such Termination. If the Optionee incurs a Termination for any reason other than (i) death, (ii) Disability, or (iii) a Qualifying Resignation, then this Option and all rights attached hereto shall be forfeited and shall terminate immediately and may not be exercised after the Optionee’s date of Termination; provided, however, in its sole discretion, the Committee may extend the time to exercise the portion of this Option that was vested on the date of such Termination to a period ending on the earlier of (i) three (3) months from the date of such Termination and (ii) the Expiration Date. If the Optionee incurs a Termination for any reason, the portion of this Option that is unvested on and as of the date of such Termination shall be forfeited and terminate immediately.

6. Death or Disability of the Optionee

Upon the Optionee’s Termination by reason of Disability or death, the portion of this Option that has previously vested may be exercised after the Optionee’s date of termination by the Optionee (or in the event of the Optionee’s death, the Optionee’s heirs, devisees or legatees) no later than three (3) months from the date of such Termination.

7. Prohibited Activities

If the Board or Committee, after full consideration of the facts, finds by majority vote that the Optionee, either during the period of time in which the Optionee is employed by the Company Entities or within two (2) years following the Optionee’s termination of employment with the Company Entities, has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or inimical conduct that, in each case, adversely affects the Company Entities, the Optionee shall forfeit any unexercised portion of this Option (whether vested or unvested). The decision of the Board or Committee regarding the subject matter of the preceding sentence shall be final.

During the period of time in which the Optionee is employed by the Company Entities and for a period of one (1) year following the termination of the Optionee’s employment with the Company Entities, to the extent the Optionee received $80,000 or more in base salary and cash bonus in the aggregate from the Company Entities during a one-year period preceding the date of termination, the Optionee agrees that he or she will not (i) individually or on behalf of his or her subsequent employer or any other person or entity, directly or indirectly, solicit, divert, or recruit any employee or officer of the Company Entities or induce any employee of the Company Entities, to terminate his or her employment, or (ii) directly or indirectly, as an employee, consultant, principal, agent, trustee or otherwise engage in any business through a corporation, partnership or other entity that competes directly with any business that is conducted by the Company Entities. If the Board or any committee of the Board, prior to or following the date the Optionee ceases for any reason whatsoever to be an employee of the Company Entities, and after full consideration of the facts, finds by majority vote that the Optionee has engaged in any of the activities mentioned in (i) or (ii) of the preceding sentence, the Optionee shall forfeit any unexercised portion of this Option, whether or not vested. The decision of the Board or any committee of the Board shall be final.

8. No Rights as Shareholder

The Optionee shall have no rights as a shareholder with respect to the Shares covered by any exercise of this Option until the effective date of issuance of the Shares and the entry of the Optionee’s name as a shareholder of record on the books of the Company following exercise of this Option.

9. Taxation Upon Exercise of Option; Tax Withholding

The Optionee understands that, upon exercise of this Option, the Optionee will recognize income, for Federal, state and local income tax purposes, as applicable, in an amount equal to the amount by which the Fair Market Value of the Shares, determined as of the date of exercise, exceeds the Option Price. The acceptance of the Shares by the Optionee shall constitute an agreement by the Optionee to report such income in accordance with then applicable law and to cooperate with Company and its subsidiaries in establishing the amount of such income and corresponding deduction to the Company and/or its subsidiaries for its income tax purposes.

The Optionee is responsible for all tax obligations that arise as a result of the exercise of the Option. The Company may withhold from any amount payable to the Optionee an amount sufficient to cover any Federal, state or local withholding taxes which may become required with respect to such exercise or take any other action it deems necessary to satisfy any income or other tax withholding requirements as a result of the exercise the Option. The Company shall have the right to require the payment of any such taxes and require that the Optionee, or the Optionee’s beneficiary, to furnish information deemed necessary by the Company to meet any tax reporting obligation as a condition to exercise or before the issuance any Shares pursuant to the Option. The Committee, in its discretion, may allow the Optionee, to pay his or her withholding tax obligation in connection with the exercise of the Option, by (x) making a cash payment to the Company, (y) permitting the purchase (subject to the requirements of Bermuda law) a portion of the Shares that have become vested or (z) surrendering Shares owned by the Participant prior to the exercise of the Option, in each case having an aggregate Fair Market Value equal to the withholding taxes.

10. Securities Laws; Tolling of Exercise Period Expiration

(a) Upon the acquisition of any Shares pursuant to the exercise of the Option, the Optionee will make such written representations, warranties, and agreements as the Committee may reasonably request in order to comply with securities laws or with this Agreement. Optionee hereby agrees not to offer, sell or otherwise attempt to dispose of any Shares issued to the Optionee upon exercise of the Option in any way which would: (x) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law or the laws of any other county) or to amend or supplement any such filing or (y) violate or cause the Company to violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, or any Federal, state or local law, or the laws of any other country. The Company reserves the right to place restrictions on any Shares you may receive as a result of the exercise of the Option.

(b) Notwithstanding any provision contained in this Agreement or the Plan to the contrary, (i) if, following the Optionee’s Termination, all or a portion of the exercise period applicable to the Option occurs during a time when the Optionee cannot exercise the Option without violating (w) an applicable Federal, state or local law, (x) the rules related to a blackout period declared by the Company, (y) any agreed to lock-up arrangement, or (z) other similar circumstance, in each case, the exercise period applicable to the Option will be tolled for the number of days that such prohibitions or restrictions apply, such that the exercise period will be extended by the same number of days as were subject to the prohibitions or restrictions; provided, however, that the exercise period may not be extended due to such tolling past the Expiration Date of the Option as set forth above; and (ii) if, during the period of the Optionee’s Business Relationship or following the Optionee’s Termination, the Expiration Date is set to occur during a time that the Optionee cannot exercise the Option without violating an applicable Federal, state or local law (and the Option has not previously been exercised or otherwise terminated), the exercise period will be tolled until such time as the violation would no longer apply; provided, however, that the exercise period applicable to the Option in this event will be fifteen (15) days from the date such potential violation is longer applicable.

11. Notices

Unless otherwise provided herein, any notices or other communication given or made pursuant to this Agreement or the Plan shall be in writing and shall be deemed to have been duly given (i) as of the date delivered, if personally delivered (including receipted courier service) or overnight delivery service, with confirmation of receipt; (ii) on the date the delivering party receives confirmation, if delivered by facsimile to the number indicated or by email to the address indicated or through an electronic administrative system designated by the Company; (iii) one (1) business day after being sent by reputable commercial overnight delivery service courier, with confirmation of receipt; or (iv) three (3) business days after being mailed by registered or certified mail, return receipt requested, postage prepaid and addressed (a) if to the Company, to the Company’s Legal Department and (b) if to the Optionee, at the most recent address, facsimile number or email contained in the Company’s records.

12. Agreement Subject to Plan; Applicable Law; Disputes

(a) This Option is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of the Plan is attached hereto. Any provision of this Option inconsistent with the Plan (including, for the avoidance of doubt, Section 19.5 of the Plan) shall be considered void and replaced with the applicable provision of the Plan. The Plan shall control in the event there shall be any conflict between the Plan and this Agreement, and it shall control as to any matters not contained in this Agreement. The Committee shall have authority to make constructions of this Agreement, and to correct any defect or supply any omission or reconcile any inconsistency in this Agreement, and to prescribe rules and regulations relating to the administration of this Option and other Awards granted under the Plan.

(b) This Option shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

(c) Any dispute, controversy or claim arising out of, or relating to, this Agreement or the breach, termination or invalidity thereof, shall be settled by arbitration before a single arbitrator in accordance with the rules of the American Arbitration Association. The place of arbitration shall be at Houston, Texas. Nothing herein shall preclude either party from seeking injunctive relief or other provisional remedy in case of any breach hereof, including without limitation injunctive relief or other provisional remedy to compel arbitration or otherwise aid said arbitration. The losing party shall bear all the costs of any proceeding including reasonable attorney’s fees.

13. Headings and Capitalized Terms

Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings set forth in the Plan. Headings are for convenience only and are not deemed to be part of this Agreement. Unless otherwise indicated, any reference to a Section herein is a reference to a Section of this Agreement.

14. Severability and Reformation

If any provision of this Agreement shall be determined by a court of law to be unenforceable for any reason, such unenforceability shall not affect the enforceability of any of the remaining provisions hereof; and this Agreement, to the fullest extent lawful, shall be reformed and construed as if such unenforceable provision, or part thereof, had never been contained herein, and such provision or part thereof shall be reformed or construed so that it would be enforceable to the maximum extent legally possible.

15. Binding Effect

This Agreement shall be binding upon the parties hereto, together with their personal executors, administrator, successors, personal representatives, heirs and permitted assigns.

16. Entire Agreement

This Agreement supersedes all prior written and oral agreements and understandings among the parties as to its subject matter and constitutes the entire agreement of the parties with respect to the subject matter hereof, except as otherwise set forth in the Plan (including, for the avoidance of doubt, Section 19.5 of the Plan) or to the extent that the Plan may be considered to address the subject matter hereof. If there is any conflict between this Agreement and the Plan, then the applicable terms of the Plan shall govern.

17. Waiver

Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right whether or not of the same or a similar nature. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

7